EX 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Masters’ Select Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Masters’ Select Funds Trust  for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Masters’ Select Funds Trust for the stated period.

/s/ Kenneth E. Gregory Kenneth E. Gregory President and Principal Executive Officer	/s/ John Coughlan John Coughlan Treasurer and Principal Financial Officer
Dated: March 07, 2011

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Masters’ Select Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.